------------------------------------------------------------------------------
                          PURCHASE AND SALE AGREEMENT

                                    between

                          AV POLO RUN ASSOCIATES, LTD.

                                      and

                 CORNERSTONE REALTY GROUP, INC. and/or assigns


------------------------------------------------------------------------------

                               TABLE OF CONTENTS
                               -----------------

ARTICLE I--GENERAL INFORMATION..........................................1

  1.1  Buyer............................................................1
  1.2  Buyer Tax ID.....................................................1
  1.3  Seller...........................................................1
  1.4  Title Company....................................................1
  1.5  Effective Date...................................................1
  1.6  Real Property....................................................1
  1.7  Purchase Price...................................................1
  1.8  Earnest Money....................................................1
  1.9  Inspection Period................................................2
  1.10 Closing Date.....................................................2
  1.11 Place of Closing.................................................2
  1.12 Broker...........................................................2
  1.13 Commission.......................................................2
  1.14 Notices, Buyer...................................................2
  1.15 Notices, Seller..................................................2

ARTICLE II--DEFINITIONS.................................................2

  2.1  "Agreement"......................................................3
  2.2  "Closing"........................................................3
  2.3  "Contract Consideration".........................................3
  2.4  "Current Funds"..................................................3
  2.5  "Deed"...........................................................3
  2.6  "Earnest Money"..................................................3
  2.7  "Effective Date".................................................3
  2.8  "Existing Lien"..................................................3
  2.9  "Hazardous Materials"............................................3
  2.10 "Permitted Exceptions"...........................................3
  2.11 "Property".......................................................3
  2.12 "Purchase Price".................................................3
  2.13 "Survey".........................................................3
  2.14 "Title Commitment"...............................................3
  2.15 "Title Documents"................................................3
  2.16 "Title Policy"...................................................3
  2.17 "Updated Survey".................................................4

ARTICLE III--AGREEMENT OF PURCHASE AND SALE.............................4

ARTICLE IV--CONSIDERATION...............................................5

  4.1  Earnest Money Deposit............................................5
  4.2  Contract Consideration...........................................5
  4.3  Payment of Purchase Price........................................5

ARTICLE V--INTENTIONALLY DELETED........................................5


ARTICLE VI--DELIVERIES AND INSPECTIONS..................................5


  6.1  Seller's Obligations.............................................5
  6.2  Other Obligations........ .......................................5
  6.3  Title and Survey Objections......................................7
  6.4  Inspection.......................................................7
  6.5  Updated Survey...................................................8


ARTICLE VII--LIMITATION OF REPRESENTATIONS OR WARRANTIES BY
SELLER .................................................................8

  7.1 Disclaimer .......................................................8
  7.2 Hazardous Materials...............................................9


ARTICLE Vlll--FUTURE OPERATIONS........................................10

  8.1  Maintenance, Litigation.........................................10
  8.2  Contracts.......................................................10
  8.3  Leasing of Space ...............................................10
  8.4  Insurance Claims................................................10
  8.5  Removal.........................................................10
  8.6  Tenant Inquiries, Complaints....................................10
  8.7  Terminate Contracts.............................................10
  8.8  Maintenance of Insurance........................................10


ARTICLE IX--CLOSING....................................................11

  9.1  Date and Place of Closing.......................................11
  9.2  Items to be Delivered at Closing................................11
  9.3  "Rent Ready"....................................................12
  9.4  Possession......................................................13



ARTICLE X--CLOSING COSTS AND PRORATIONS................................13

  10.1  Closing Costs..................................................13
  10.2  Prorations.....................................................13

ARTICLE XI--DEFAULTS AND REMEDIES......................................14

  11.1  Seller's Default: Buyer's Sole Remedies........................14
  11.2  Buyer's Default: Seller's Sole Remedies........................14

ARTICLE XII--MISCELLANEOUS PROVISIONS..................................15

  12.1  Broker's Commission............................................15
  12.2  Condemnation and Casualty......................................15
  12.3  Notices........................................................17
  12.4  Entire Agreement...............................................17

  12.5  Headings.......................................................17
  l2.6  Binding Effect.................................................17
  12.7  Time of Essence................................................17
  12.8  Unenforceable or Inapplicable Provisions.......................18
  12.9  Counterparts...................................................18
  12.10 Applicable Law.................................................18
  12.11 Attorneys' Fees................................................18
  12.12 Authority......................................................18
  12.13 Further Assurances.............................................18
  12.14 Time Periods...................................................18
  12.15 Interpretation.................................................18
  12.16 Provisions to Survive Closing..................................19
  12.17 Title Company..................................................19
  12.18 Assignment.....................................................19

ARTICLE XIII--SELLERS REPRESENTATIONS AND WARRANTIES...................19

  13.1  Representations and Warranties Regarding Seller's Authority....19
  13.2  Representations and Warranties Pertaining to Real
        Estate and Legal Matters.......................................20
  13.3  Representations and Warranties Pertaining to Instruments.......21

ARTICLE XIV--BUYER'S WARRANTIES AND REPRESENTATIONS....................21

EXHIBIT "A"--LEGAL DESCRIPTION OF REAL PROPERTY .......................

EXHIBIT "B"--CLOSING MEMORANDUM AND INDEMNIFICATION AGREEMENT..........

                          PURCHASE AND SALE AGREEMENT
                          ---------------------------

        THIS PURCHASE AND SALE AGREEMENT is dated as of the Effective Date specified in Article I below by and between the Sellers identified in Article I below ("Seller"), and the Buyer identified in Article I below.

                                R E C I T A L S

        WHEREAS, Seller is the owner of certain real and personal property as more particularly described below; and

        WHEREAS, Seller desires to sell to Buyer and Buyer desires to purchase from Seller such real and personal property on the terms and conditions hereinafter set forth.

        NOW, THEREFORE, for and in consideration of the premises and the mutual covenants and agreements set forth herein, the parties hereto agree as follows:

                        ARTICLE I -- GENERAL INFORMATION
                        --------------------------------

The following general information is used throughout this Agreement:

  1.1 Buyer: Cornerstone Realty Group, Inc. and/or assigns.
  1.2 Buyer Tax ID: To be supplied at Closing.
  1.3 Seller: AV Polo Run Associates, Ltd., a Texas limited partnership.
  1.4 Title Company:
       Stewart Title Company
       4305 W. Lovers Lane
       Dallas, Texas 75209
       Attn: Myra Prescott

  1.5 Effective Date: December 23, 1996, which is the date the Title Company acknowledges receipt of a counterpart original of this Agreement executed by both Buyer and Seller and its receipt of the Earnest Money. The Title Company is hereby instructed to fill in the appropriate date in this Section 1.5.

  1.6 Real Property: The 224 unit apartment complex at 901 Greenway, Arlington, Texas known as the Polo Run Apartments. The Real Property is more particularly described in Exhibit "A" attached hereto and made a part hereof.

  1.7 Purchase Price: Six Million Eight Hundred Thousand and No/ 100 Dollars ($6,800,000).

  1.8 Earnest Money: One Hundred Thousand Dollars ($ 100,000) to be deposited in escrow with the Title Company within twenty-four (24) hours after the
                                      -1-
 end of the Inspection Period. Any interest earned on the Earnest Money shall belong to Purchaser.

  1.9 Inspection Period: From the Effective Date to forty-five (45) days after the Effective Date.

  1.10 Closing Date: At a mutually agreeable date and time, but no later than thirty (30) days from the first day of the month following the month in which the Inspection Period expires.

  1.11 Place of Closing: The offices of the Title Company in Dallas, Texas or such other place as may be mutually agreed upon by Buyer and Seller.

  1.12  Broker: Grubb & Ellis
                Attn: George Deuillet

  1.13 Commission: Two percent (2%) of the Purchase Price, to be paid by Seller.

  1.14  Notices, Buyer: Cornerstone Realty Group, Inc.
                        306 East Main
                        Richmond, Virginia 23219
                        Attn: Gus Remppies
                        Fax: (804) 782-9302

        with a copy to: Harry S. Taubenfeld
                        Zuckerman & Taubenfeld
                        575 Chestnut Street
                        P.O. Box 488
                        Cedarhurst, New York 11516

  1.15  Notices, Seller: AV Polo Run Associates, Ltd.
                         2125 Center Avenue, Suite 202
                         Ft. Lee, NJ 07024
                         Attn: Bernard England
                         Fax: (201) 302-9462

        with a copy to: Ira F. Levy, Esq.
                        Goins, Underkofler, Crawford & Langdon, LLP
                        1601 Elm Street, Suite 3300
                        Dallas, TX 75201
                        Fax: (214) 969-5902

                           ARTICLE II -- DEFINITIONS
                           -------------------------
        The terms defined in Article I and this Article II, whenever capitalized, shall have the meanings set forth below and in Article I, whenever such terms are used in this Agreement and all Exhibits hereto, unless the context clearly indicates a different meaning:

        2.1 "Agreement". This instrument, together with all exhibits, addenda, schedules, and proper amendments thereto.

        2.2 "Closing". The consummation of the transactions contemplated by this Agreement, including the transfer of the Property to Buyer and receipt of the Purchase Price by Seller.

        2.3 "Contract Consideration". One hundred dollars ($100) in current funds, to be non-refundable.

        2.4 "Current Funds". Wire transfer of current federal funds in accordance with wiring instructions to be provided by Seller.

        2.5 "Deed". The Special Warranty Deed to be delivered to Buyer at Closing in a form mutually acceptable to Buyer and Seller.

        2.6 "Earnest Money". At any given time, the Earnest Money specified in
Article I above then on deposit and held by Buyer in escrow with the Title Company, together with all interest accrued thereon.

        2.7 "Effective Date". As specified in Article I above.

        2.8 "Existing Lien". The existing first lien on the Property which lien secures payment of a Promissory Note having an outstanding principal balance at December 1, 1996 of approximately $4,636,000 (the First Lien Note").

        2.9 "Hazardous Materials". Shall have the meaning set forth in Section
7.2 hereof.

        2.10 "Permitted Exceptions". Those matters subject to which the Property shall be conveyed to Buyer in accordance with Section 6.3 hereof.

        2.11 "Property". Collectively, the items of real and personal property to be conveyed to Buyer pursuant to this Agreement as set forth in Article III hereof.

        2.12 "Purchase Price". The sum specified in Article I above, payable in the manner set forth in Sections 4.1 and 4.3 hereof.

        2.13 "Survey". An existing "as built survey" of the Property dated November, 1993 prepared by Gary Fulton to be delivered by Seller in accordance with 6.1(b).

        2.14 "Title Commitment". The proforma commitment for Owner's Title Insurance Policy to be issued to Buyer in accordance with Section 6.3 hereof.

        2.15 Title Documents". The documents listed in the Title Commitment as exceptions to title to the Real Property and Improvements.

        2.16 "Title Policy". TLTA Owner's Policy of Title Insurance, with standard printed exceptions deleted to the extent allowed by the Title Company, subject only to (i) current non-delinquent general real property taxes, (ii) the Permitted Exceptions

(iii) rights of parties in possession under Leases and (iv) other printed exceptions, to be issued to Buyer in the full amount of the Purchase Price in accordance with Section 9.3 hereof. The premium charge for the deletion of exception to coverage relating to discrepancies, conflicts in boundaries, shortages in area and encroachments as shown on the Survey, as well as any other premium charges for a deletion of exception to coverage in the Owner's Title Policy, shall be at the expense of the Buyer.

        2.17 "Updated Survey". An update of the Survey prepared in accordance with Section 6.5.

                      ARTICLE III -- AGREEMENT OF PURCHASE AND SALE
                      ---------------------------------------------
        Subject to the terms and conditions set forth in this Agreement, Seller agrees to sell, transfer and assign to Buyer at Closing, and Buyer agrees to purchase and accept from Seller, all of Seller's right, title and interest in and to the following described property (herein collectively called the "Property"):

          (a) Real Property. The Real Property.

          (b) Easements. All easements, included in the Permitted Exceptions.

          (c) Rights and Appurtenances. All rights and appurtenances, if any, pertaining to the Real Property including any right, title and interest of Seller, whether now or hereafter acquired, in and to adjacent streets, alleys or rights-of-way.

          (d) Improvements. All improvements to and structures in and on the Real Property in their AS IS - WHERE IS condition, with all faults, including latent and patent defects ("Improvements").

          (e) Leases. All tenant apartment leases ("Tenant Lease") and all other leases or agreements in effect on the Closing Date demising space in or providing for the use or occupancy of the Improvements or Real Property ("Leases"), and all security deposits under Tenant Leases (the "Security Deposits"), subject to Seller's rights under Section 10.2.

          (f) Tangible Personal Property. All appliances, fixtures, equipment, water and sewer lines and other utility improvements, machinery, furniture, carpets, drapes and other personal property, if any, owned by Seller and located on or about the Real Property and the Improvements or used exclusively in the operation and maintenance thereof, ("Tangible Personal Property"), specifically excluding, however, all personal property owned by tenants under the Leases and Tenant Leases.

          (g) Intangible Property. All intangible property ("Intangible Property"), to the extent Seller has same, pertaining to the Real Property, the Improvements, or the Tangible Personal Property or the use thereof, including, without limitation, transferable contracts, transferable telephone exchange numbers, plans and specifications, engineering plans and studies, floor plane and landscape plans, sales brochures and material, tenant lists, tenant prospect lists, guaranty, warranty, repair agreements, licenses, permits any approvals and certificates issued by any governmental authorities or used in or related to the Real Property, trademarks or tradenames without representation and warranty or any other similar property or rights, and specifically including any Contracts (as defined in Section 6.1(d)) which Buyer elects to assume.

                          ARTICLE IV -- CONSIDERATION
                          ---------------------------

        4.1 Earnest Money Deposit. Within twenty-four (24) hours after the expiration of the Inspection Period, and as a condition precedent to Seller's obligations under this Agreement, Buyer shall pay the $100,000 Earnest Money to Title Company in Current Funds. The Earnest Money and any accrued interest thereon will be applied to the Purchase Price at Closing. The Earnest Money will be held in an interest bearing account under Buyer's taxpayer identification number specified in Article I above. In the event the Closing is not consummated, the party entitled to receive the Earnest Money shall also receive all interest accrued thereon. In the event of a default by either party the Earnest Money and all accrued interest, if any, then held by the Title Company, will be disbursed by Title Company in accordance with Article Xl hereof.

        4.2 Contract Consideration. Upon Buyer's execution of this Agreement, Buyer in addition to the Earnest Money, must deliver the Contract Consideration to Seller (and not to the Title Company), as independent consideration for the rights and benefits granted to Buyer in this Agreement. The Contract Consideration is nonrefundable.

        4.3 Payment of Purchase Price. The Purchase Price, subject to adjustments and prorations as provided herein, shall be paid by Buyer to Seller in the form of Current Funds at Closing.

                       ARTICLE V -- INTENTIONALLY DELETED
                       ----------------------------------


                    ARTICLE VI -- DELIVERIES AND INSPECTIONS
                    ----------------------------------------

        6.1 Seller's Obligations. Seller shall deliver to Buyer (at Seller's expense), within ten (10) business days after the Effective Date, the following:

           (a) Title Commitment. Seller shall cause the Title Commitment issued by Title Company setting forth the state of title to the Real Property and Improvements and all exceptions thereto, including easements, restrictions, rights-of-way, covenants, reservations, and other conditions, if any, affecting the Real Property and Improvements which would appear in the Title Policy, if issued. Along with the Title Commitment, the Title Company shall also furnish to Buyer true, legible copies of all Title Documents and copies of real property tax certificates.

           (b) Survey. The Survey of the Property, dated November 1993 prepared by Gary Fulton.

        (c) Rent Roll. A rent roll certified to by Seller accurately describing all of the Tenant Leases as of the date of this Agreement. Said Rent Roll shall contain the name of the Tenant, unit type leased to each Tenant, the monthly rental, the term of such Tenant Leases, the apartment number, delinquencies in rent, Security Deposits and lease discounts, rebates, rental concessions and other items payable in connection with each lease. Buyer may review Tenant Leases at Seller's offices with notice and during normal business hours.

        (d) Contracts. Written agreements with respect to the Property other than Tenant Leases.

        (e) Reports. Level I Environmental Assessment to the extent in possession of Seller at no additional cost to Seller and any engineering, architectural, utility, soils and asbestos reports in the possession of Seller.

        (f) Operating Reports. Annual Operating Reports for the fiscal year ended December 31, 1995 and Monthly Operating Report through November 30, 1996 reflecting the gross rental income, detailed operating expenses and cash flow. Notwithstanding the foregoing, Seller shall not be obligated to change its normal financial reporting method to comply with the subparagraph.

        (g) Environmental Report. Any Environmental Reports, if any, in the Seller's possession.

        (h) Inventory Schedule. An inventory schedule of all personal property.

        (i) Tax Receipts. Copies of the 1995 ad valorem tax receipts, and the 1996 rendition, if available.

        (j) Appraisal. A copy of the most current appraisal on the Property, if available.

        (k) Insurance Reports. An insurance loss history report since the date of Seller's ownership of the Property.

        (l) Title Policy. A copy of the current title insurance policy covering the Property.

        (m) Termite Report. A current termite inspection report.

        (n) Building Plans. "As built" building plans and specifications, if available.

  6.2 Other Obligations.

        (a) Seller will use its reasonable efforts to provide Buyer with information related to the Property which may be requested in writing by Buyer; and
                                      -6-

        (b) Seller will give Buyer access to all books and records regarding the Property in Seller's possession.

        6.3 Title and Survey Objections. If any exceptions or matters appear in the Title Commitment, Title Documents or Survey that Buyer determines are unacceptable to it or that would interfere with Buyer's intended use of the Property, or that result in title to the Property not being marketable and insurable, then Buyer must, within the Inspection Period, provide written notice to Seller and Title Company of such unacceptable exception(s) or matter(s). If Buyer fails to disapprove an item reflected therein by written notice received by Seller and Title Company within the Inspection Period, Buyer shall be deemed to have approved such item. Seller may, at Seller's option, attempt to eliminate or modify such unacceptable exceptions or matters to the reasonable satisfaction of Buyer, although Seller shall not be obligated to do so. Seller has no obligation to endeavor to cure any title or survey objection raised by Buyer, and Seller shall not be required to expend any effort or funds, or to commence litigation to cure an unacceptable exception. If Seller elects to attempt to cure an unacceptable exception, Seller shall notify Buyer of such election within two (2) days after the expiration of the Inspection Period (the "Election Period"); provided, however, if Seller is unable to cure an unacceptable exception within twenty (20) days after Seller's receipt of Buyer's objections then this Agreement shall automatically terminate, and the Earnest Money shall be refunded to Buyer. If Seller does not notify Buyer of its election to attempt to cure an unacceptable exception prior to the expiration of the Election Period, this Agreement shall automatically terminate at the end of the Election Period and the Earnest Money shall be returned to Buyer. The standard printed exceptions in the Title Commitment described in Section 2.15, and all matters shown on the Title Commitment and Survey which Buyer approves or is deemed to approve pursuant to this Section 6.3, shall constitute Permitted Exceptions.

        6.4 Inspection.

        (a) During the Inspection Period, Buyer may inspect: (i) the Property and (ii) the documents to be provided by Seller pursuant to Sections 6.1 and
6.2. If such inspection reveals any fact or condition unacceptable to Buyer, in Buyer's sole and absolute discretion, including any matter that would interfere with Buyer's intended use of the Property, Buyer shall notify Seller and Title Company in writing prior to the expiration of the Inspection Period of such unacceptable fact or condition and Buyer may simultaneously terminate this Agreement by notice in writing to Seller and Title Company and the Earnest Money shall be refunded to Buyer. If Buyer does not give any such notification of unacceptable facts or conditions to Seller and Title Company in writing prior to the expiration of the Inspection Period, the inspection of the Property shall be deemed satisfactory to Buyer subject to all matters revealed by Buyer's inspections without any reduction in the Purchase Price. All onsite inspections of the Property shall be at reasonable times, after notice to Seller and shall not unreasonably interfere with the Tenants at the Property. Buyer shall, at Buyer's expense, promptly repair any damage caused to the Property as a result of any test or investigation conducted by or on behalf of Buyer.

        (b) Except as required by any law or court order, including any subpoena, Buyer shall not disclose any information regarding the Property provided to
                                      -7-

Buyer by Seller or any information acquired by Buyer in connection with this Agreement or Buyer's investigation of the Property, including, but not limited to, information regarding Seller, the Property or any matter pertaining thereto, to anyone other than Buyer's employees, potential lenders, rating agencies or investors, or such attorneys, accountants, consultants or contractors as may be reasonably necessary to complete Buyer's acquisition of the Property, without the prior written consent of Seller. Buyer shall notify Seller of any court order or subpoena requiring disclosure of such information and shall cooperate with Seller's appeal or challenge of any order or subpoena requiring such disclosure. Buyer shall take reasonable measures to avoid any unintentional or inadvertent disclosure of any such information to any unauthorized person by any of its employees, agents, representatives and contractors. Buyer's covenants under this subsection (b) shall terminate upon the Closing but shall remain in full force and effect if no Closing shall occur.

        (c) Buyer shall be liable for all damage or injury to any person or property resulting from any such inspection conducted by or through the Buyer, whether occasioned by the acts of Buyer or any of its employees, agents, representatives or contractors, and Buyer shall protect, indemnify, defend and hold harmless Seller from any liability resulting therefrom. This indemnification by Buyer shall survive the Closing or any termination of this Agreement for a period of twelve (12) months. Notwithstanding the foregoing, Buyer shall not be deemed to have indemnified Seller for any damage or injury to any person or property resulting from the negligence or misconduct by Seller or any of its employees, agents, representatives or contractors.

        6.5 Undated Survey. Immediately after the expiration of the Inspection Period, the Seller shall cause the Survey to be updated. Upon receipt of the Updated Survey, Buyer shall have a period of five (5) days to review the Updated Survey. If the Updated Survey reflects any material changes from the Survey, the Buyer shall have the right to object to such new matters in accordance with
Section 6.3 hereof.

                ARTICLE VII -- LIMITATION OF REPRESENTATIONS OR
                             WARRANTIES BY SELLER
                             --------------------

        7.1 Disclaimer. EXCEPT AS SPECIFICALLY SET FORTH IN SECTION 13.2 HEREOF AND ELSEWHERE HEREIN, OR IN THE DEED AND OTHER CONVEYANCE DOCUMENTS, SELLER HAS NOT MADE, DOES NOT MAKE AND SPECIFICALLY NEGATES AND DISCLAIMS ANY REPRESENTATIONS, WARRANTIES, PROMISES, COVENANTS, AGREEMENTS OR GUARANTIES OF ANY KIND OR CHARACTER WHATSOEVER, WHETHER EXPRESS OR IMPLIED, PAST, PRESENT OR FUTURE, OF, AS TO, CONCERNING OR WITH RESPECT TO THE PROPERTY, INCLUDING, WITHOUT LIMITATION, (A) THE VALUE, NATURE, QUALITY OR CONDITION OF THE PROPERTY;
(B) THE WATER, SOIL AND GEOLOGY OF THE PROPERTY, (C) THE INCOME TO BE DERIVED FROM THE PROPERTY, (D) THE SUITABILITY OF THE PROPERTY FOR ANY AND ALL ACTIVITIES AND USES WHICH BUYER MAY CONDUCT THEREON, (E) THE COMPLIANCE OF OR BY THE PROPERTY OR ITS OPERATION WITH ANY LAWS, RULES, ORDINANCES OR REGULATIONS OF ANY APPLICABLE GOVERNMENTAL AUTHORITY OR BODY, (F) THE HABITABILITY, MERCHANTABILITY, MARKETABILITY, PROFITABILITY OR FITNESS FOR A PARTICULAR PURPOSE OF THE PROPERTY, (G} THE MANNER OR QUALITY OF THE
                                      -8-

CONSTRUCTION OR MATERIALS, IF ANY, INCORPORATED INTO THE PROPERTY, (I) THE MANNER, QUALITY, STATE OF REPAIR OR LACK OF REPAIR OF THE PROPERTY, OR (I) ANY OTHER MATTER WITH RESPECT TO THE PROPERTY. SELLER HAS NOT MADE, DOES NOT MAKE AND SPECIFICALLY DISCLAIMS ANY REPRESENTATIONS REGARDING COMPLIANCE WITH ANY ENVIRONMENTAL PROTECTION, POLLUTION OR LAND USE LAWS, RULES, REGULATIONS, ORDERS OR REQUIREMENTS, INCLUDING THE EXISTENCE IN OR ON THE PROPERTY OF HAZARDOUS MATERIALS. BUYER FURTHER ACKNOWLEDGES AND AGREES THAT, HAVING BEEN GIVEN THE OPPORTUNITY TO INSPECT THE PROPERTY, BUYER IS RELYING SOLELY ON ITS OWN INVESTIGATION OF THE PROPERTY AND ON THE WRITTEN INFORMATION PROVIDED OR TO BE PROVIDED BY SELLER AND ITS MANAGEMENT COMPANY. BUYER FURTHER ACKNOWLEDGES AND AGREES THAT CERTAIN INFORMATION PROVIDED OR TO BE PROVIDED WITH RESPECT TO THE PROPERTY WAS OBTAINED FROM AND PREPARED BY A VARIETY OF SOURCES OTHER THAN SELLER AND ITS MANAGEMENT COMPANY AND THAT SELLER HAS NOT MADE ANY INDEPENDENT INVESTIGATION OR VERIFICATION OF SUCH INFORMATION AND MAKES NO REPRESENTATIONS AS TO THE ACCURACY OR COMPLETENESS OF SUCH INFORMATION. SELLER IS NOT LIABLE OR BOUND IN ANY MANNER BY ANY VERBAL OR WRITTEN STATEMENTS, REPRESENTATIONS OR INFORMATION PERTAINING TO THE PROPERTY, OR THE OPERATION THEREOF, FURNISHED BY ANY REAL ESTATE BROKER, AGENT, EMPLOYEE, SERVANT OR OTHER PERSON OR BY ANY REPORTS, INVESTIGATIONS OR SURVEYS PREPARED BY PERSONS OTHER THAN SELLER OR ITS MANAGEMENT COMPANY. BUYER AGREES, AT THE CLOSING, TO ACCEPT THE PROPERTY AND WAIVE ALL OBJECTIONS OR CLAIMS AGAINST SELLER (INCLUDING, BUT NOT LIMITED TO, ANY RIGHT OR CLAIM OF CONTRIBUTION, EXCEPT SELLER HEREBY UNCONDITIONALLY AND IRREVOCABLY ASSIGNS ANY RIGHT, INCLUDING THE RIGHT OF CONTRIBUTION, IT MAY HAVE TO BUYER) ARISING FROM OR RELATED TO THE PROPERTY OR TO ANY HAZARDOUS MATERIALS ON THE PROPERTY. BUYER FURTHER ACKNOWLEDGES AND AGREES THAT TO THE MAXIMUM EXTENT PERMITTED BY LAW, THE SALE OF THE PROPERTY AS PROVIDED FOR HEREIN IS MADE ON AN "AS IS", "WHERE IS" CONDITION AND BASIS "WITH ALL FAULTS". IT IS UNDERSTOOD AND AGREED THAT THE PURCHASE PRICE HAS BEEN ADJUSTED BY PRIOR NEGOTIATION TO REFLECT THAT ALL OF THE PROPERTY IS SOLD BY SELLER AND PURCHASED BY BUYER SUBJECT TO THE FOREGOING. THE PROVISIONS OF THIS SECTION 7.1 SHALL SURVIVE THE CLOSING.

        7.2 Hazardous Materials. "Hazardous Materials" shall mean any substance which is or contains (i) any "hazardous substance" as now or hereafter defined in Section 101(14) of the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended (42 U.S.C. Section 9601 et seq.) ("CERCLA") or any regulations promulgated under CERCLA; (ii) any "hazardous waste" as now or hereafter defined in the Resource Conservation and Recovery Act (42 U.S.C. Section 6901 et seq.) ("RCRA") or regulations promulgated under RCRA;
(iii) any substance regulated by the Toxic Substances Control Act (15 U.S.C.
Section 2601 et seq.); (iv) gasoline, diesel fuel, or other petroleum hydrocarbons; (v) asbestos and asbestos containing materials, in any form, whether friable or non-friable; (vi) polychlorinated biphenyls; (vii) radon gas; and (viii) any additional substances or materials which are now or hereafter classified or considered to be hazardous or toxic under any environmental law, ordinance, rule or regulation, now or hereinafter enacted, or the common law, or any other applicable laws relating to the Property.

                       ARTICLE VIII -- FUTURE OPERATIONS
                       ---------------------------------
        From the date of this Agreement until the Closing or earlier termination of this Agreement:

        8.1 Maintenance, Litigation. Seller will (i) keep and maintain the Real Property and Improvements in their condition as of the date of this Agreement, reasonable wear and tear, casualty and condemnation excepted, (ii) promptly advise Buyer of any litigation, arbitration or administrative hearing concerning the Property arising or threatened of which Seller has notice and (iii) promptly advise Buyer of any notices from any governmental authority asserting a violation of any applicable law. In addition, Seller will keep the property free and clear of all mechanic's liens and Seller agrees to remove all mechanics liens or otherwise bond around any such mechanic's liens prior to Closing.

        8.2 Contracts. Seller will not enter into any Contracts regarding the Property other than Tenant Leases, unless said Contracts can be terminated on thirty (30) days prior written notice.

        8.3 Leasing of Space. Seller shall be entitled to continue to lease the apartments in a manner consistent with the current leasing practices, provided however, that Seller will not execute any Lease of a term of greater than one
(1) year.

        8.4 Insurance Claims. Seller will notify Buyer of any insurance claims made by Seller after the Effective Date.

        8.5 Removal. Seller shall not, without prior written consent of Buyer, remove any item of monetary value from the Property prior to Closing except for repair or replacement and any such repair item or replacement item shall be included in this transaction.

        8.6 Tenant Inquiries, Complaints. Seller shall make reasonable attempts to resolve all reasonable tenant inquiries, complaints and claims or make arrangements for the resolution for all inquiries or complaints prior to Closing. Seller will provide Buyer with copies of any Tenant inquiries or complaints immediately upon receipt.

        8.7 Terminate Contracts. Seller shall terminate the existing property management contract, if any, for the Property as of the Closing Date and terminate all existing contracts which are terminable by Seller with thirty (30) days or less notice and without penalty as to which Buyer notifies Seller on or before the end of the Inspection Period that Buyer wishes to have terminated, such termination being effective as of the Closing Date.

        8.8 Maintenance of Insurance. Seller shall maintain all insurance policies affecting the Property in full force and effect until the Closing Date. If Seller violates the terms of this Article VIII and does not cure within a reasonable time, Buyer may elect to terminate this Agreement and receive a full refund of the Earnest Money.
                                      -10-

                              ARTICLE IX--CLOSING
                              -------------------

        9.1 Date and Place of Closing. Subject to the satisfaction or waiver of all conditions to either party's obligation to consummate the purchase and sale of the Property, the Closing shall take place on the Closing Date at the Place of Closing specified in Article I above.

        9.2 Items to be Delivered at Closing.

          (a) By Seller. At or prior to Closing, Seller (at Seller's cost) shall deliver or cause to be delivered to Buyer, through escrow or directly to Buyer, each of the following items:

               (i) The Deed, suitable for recording, conveying title to the Property to Buyer, subject to the Permitted Exceptions;

               (ii) Evidence of Seller's authority to consummate this transaction;

               (iii) Any reasonable and customary certificates and affidavits that may be required in the normal course by Title Company, in form and substance satisfactory to Seller, duly executed by Seller, including, but not limited to, an Affidavit of All Bills Paid evidencing that all work done on the Property has been paid for in full;

               (iv) A Non-foreign Certification of Entity Transferor from Seller or other evidence satisfying the requirements of Section 1445 of the Internal Revenue Code;

               (v) Bill of Sale and Assignment, with special warranty of title, executed by Seller assigning to Buyer all of Seller's right, title and interest in the Tangible Personal Property;

               (vi) The originals of all of the Tenant Leases and Leases in the possession or control of Seller, and an Assignment of Leases, Intangible Property, Contract and Assumption Agreement assigning all of Seller's rights, title and interest in the foregoing including the Security Deposits. Buyer shall receive a credit at the Closing for all Security Deposits shown on the updated Rent Roll. In lieu of delivering the Tenant Leases, Leases and Contracts as required by this Section, Seller may elect to make such documents available to Buyer at the Property or at the offices of Seller at least one week prior to Closing, which shall satisfy the requirements of this Section;

               (vii) The revised Title Commitment confirming that the underwriter for the Title Company will issue its Title Policy pursuant to the Title Commitment, subject only to the Permitted Exceptions, in the full amount of the Purchase Price, dated as of the date of closing.
                                      -11-

               (viii) A rent roll certified by Seller to be true and correct as of the date of closing showing the name of, and the amount of monthly rental payable, by each tenant of the Property, the apartment occupied by the tenant, the date to which rent has been paid, any advance payment of rent, and the amount of any escrow, or security deposit of tenant.

               (ix) An affidavit of Seller that to the best of its information and belief there are, on the date of closing, no unsatisfied judgments, creditor's claims other than in the course of business, tax liens, or pending bankruptcies involving Seller.

               (x) Assignments without recourse of all warranties and guarantees to the extent such are still in effect and provide Buyer with copies of all such warranties and guarantees without limitation for all appliances, dishwashers, disposals, refrigerators, heating and air conditioning units, washers and dryers.

               (xi) Seller shall provide a satisfactory and valid written termination of the management agreement executed by the existing management and rental agent for the Property, without cost to the Buyer.

               (xii) Closing Memorandum and Indemnification Agreement in the form attached hereto as Exhibit B.

               (xiii) Copies of any keys in Seller's possession relating to the Property; and

               (xiv) A Tenant Notice Letter for each of the Tenants, duly executed by Seller.

        (b) By Buyer. At or prior to Closing, Buyer shall deliver or cause to be delivered to Seller, through escrow, each of the following items:

               (i) The cash portion of the Purchase Price in Current Funds;

               (ii) The Assignment of Leases, Intangible Property, Contracts and Assumption Agreement duly executed by Buyer;

               (iii) A Tenant Notice Letter for each of the Tenants, duly executed by Buyer; and

               (iv) Such other documents as is normally required by the Title Company.

        9.3 "Rent Ready". During the Inspection Period, both Seller and Buyer will inspect an apartment unit at the Property and mutually agree that said apartment unit shall be representative of a "rent ready" unit by which all other units shall be judged for "rent ready" condition at Closing. At the Closing, all vacant apartment units, except those vacated during the fourteen (14) day period prior to the Closing Date, are to be in a "rent ready" condition (as defined above).
                                      -12-

        9.4 Possession. Seller shall deliver possession of the Property on the Closing Date, subject to the rights of tenants in possession under the Tenant Leases, Leases and Permitted Exceptions.

                     ARTICLE X-CLOSING COSTS AND PRORATIONS
                     --------------------------------------


        10.1 Closing Costs. Seller and Buyer shall each pay their respective attorneys' fees (except as provided in Section 12.11 of this Agreement). Seller shall pay any and all recording fees charged on all documents required to be recorded in connection with the conveyance of the Property to Buyer. Seller shall pay for the Title Policy, Buyer shall pay for the cost of any deletions from the Title Policy. All costs associated with the prepayment of the First Lien Note and Existing Lien shall be paid by Buyer up to $69,000.

        10.2 Prorations.

                 (a) All rents, prepaid rents, income, and all other operating expenses with respect to the Property for the month in which the Closing occurs, and real estate and personal property taxes and other assessments with respect to the Property for the year in which the Closing occurs, shall be prorated as of 11:59 p.m. of the day immediately preceding the Closing Date. To the extent that amounts of the items to be adjusted are not reasonably ascertainable on the Closing Date, such items shall be prorated by the Buyer and Seller based on their best efforts. Thereafter, such proration items shall be adjusted as promptly after the Closing, but in no event later than one hundred twenty (120) days after the Closing Date, as the amounts thereof are ascertained, and any errors or omissions in computing the prorations at the Closing shall be promptly corrected and this obligation shall survive the Closing hereunder for a period of six (6) months from the Closing. Any payments due one party from the other party as a result of said connections shall be payable within ten (10) days notice from the party seeking reimbursement. Seller shall pay to Buyer in a lump sum at Closing all future monetary concessions which Seller has given to Tenants under Tenant Leases.

            (b) If the Closing shall occur before rents and all other amounts payable by the tenants under the Tenant Leases and Leases and all other income from the Property have actually been paid for the month in which the Closing occurs, the apportionment of such rents and other amounts and other income shall be upon the basis of such rents and other amounts and other income actually received by Seller. Subsequent to the Closing, if any such rents and other amounts and other income are actually received by Buyer, all such amounts shall first be applied to post-closing rents due to Buyer which are past due and the balance shall be immediately paid by Buyer to Seller. Buyer shall make a good faith effort and attempt to collect any such rents and other amounts and other income not apportioned at the Closing for the benefit of Seller, however, Buyer shall not be required to expend any funds or institute any litigation in its collection efforts and Seller agrees not to sue to collect any delinquent rents.

            (c) If the Closing shall occur before the tax rate or the assessed valuation of the Property is fixed for the then current year, the apportionment of taxes
                                      -13-
shall be upon the basis of the tax rate for the preceding year applied to the latest assessed valuation, provided that, if the taxes shall occur before the actual taxes payable during the year of Closing are determined to be more or less than the taxes payable during the prior year, Seller and Buyer shall promptly adjust the proration of taxes and Seller and Buyer, as the case may be, shall pay to the other any amount required as a result of such adjustment. Any payments due one party from the other party as a result of such adjustment shall be payable within ten (10) days notice from the party seeking reimbursement.

        (d) To the extent possible, Buyer shall be responsible for arranging all utility service in its own name commencing as of 12:01 a.m. on the Closing Date. Seller shall be responsible for all utility charges accrued prior to the Closing Date and Seller shall receive a refund of all utility deposits. If a change in utility service cannot be effected on the Closing Date, utility charges will be estimated and prorated as provided in Section 10.2(a).

                      ARTICLE XI -- DEFAULTS AND REMEDIES
                      -----------------------------------
        11.1 Seller's Default: Buyer's Sole Remedies. If Seller fails to perform its obligation under this Agreement or fails to consummate this Agreement in accordance with its terms (other than by reason of (i) Buyer's breach of any of its representations or warranties contained in this Agreement; (ii) Buyer's continuing default of any of its covenants hereunder after ten (10) days' prior written notice of such default; (iii) a failure of any condition to Seller's obligation to sell the Property to be satisfied; (iv) a termination of this Agreement by Seller or Buyer pursuant to a right to do so expressly provided for in this Agreement, except by reason of a default by either party; or (v) failure by Buyer to deliver the items required under Section 9.2(b)), Buyer may, as Buyer's sole and exclusive remedies, either a) terminate this Agreement by written notice to Seller, in which event the Earnest Money shall be refunded to Buyer, or, b) enforce specific performance of Seller's obligations to convey the Property.

        11.2 Buyer's Default: Seller's Sole Remedies. If Buyer fails to consummate this Agreement in accordance with its terms (other than by reason of (i) Seller's breach of any of its representations or warranties contained in this Agreement; (ii) Seller's continuing default of any of its covenants after ten (10) days' prior written notice of such default; (iii) a failure of any condition to Buyer's obligation to purchase the Property to be satisfied; (iv) a termination of this Agreement by Seller or Buyer pursuant to a right to do so expressly provided for in this Agreement; or (v) failure by Seller to deliver the items required under Section 9.2(a)), Seller may, as Seller's sole and exclusive remedies, terminate this Agreement and receive all of the Earnest Money as liquidated damages (and not as a penalty) for breach of this Agreement. Such amount and terms are agreed upon by and between Seller and Buyer as liquidated damages, due to the difficulty and inconvenience of ascertaining and measuring actual damages, and the uncertainty thereof, and the payment of the Earnest Money and the terms provided herein shall constitute full satisfaction of Buyer's obligations under this Agreement. Such amount is agreed upon by and between Seller and Buyer as a reasonable estimate of just compensation for the harm caused by Buyer's default.
                                      -14-

                     ARTICLE XII--MISCELLANEOUS PROVISIONS
                     -------------------------------------
        12.1 Broker's Commission. Seller agrees to pay to Broker subject to the Closing of the transaction contemplated hereby, and not otherwise, the Commission specified in Article I, to be payable out of the Purchase Price. Said commission shall in no event be payable unless and until the transaction contemplated hereby is actually closed in accordance with the terms of this Agreement. If such transaction is not closed for any reason, including, without limitation, failure of title or default by Seller or Buyer or termination of this Agreement pursuant to the terms hereof, then such Commission will not be deemed to have been earned and shall not be due or payable. Buyer represents to Seller that, except for Broker, Buyer has not authorized any broker or finder to act on Buyer's behalf in connection with the sale and purchase hereunder and that Buyer has not dealt with any broker or finder purporting to act on behalf of any other party. Buyer agrees to indemnify and hold harmless Seller from and against any and all claims, losses, damages, costs or expenses of any kind or character arising out of or resulting from any agreement, arrangement or understanding (except as set forth above with respect to Broker) alleged to have been made by Buyer or on Buyer's behalf with any broker or finder in connection with this Agreement or the transaction contemplated hereby. Seller represents to Buyer that, except for Broker, Seller has not authorized any broker or finder to act on Seller's behalf in connection with the sale and purchase hereunder and that Seller has not dealt with any broker or finder purporting to act on behalf of any other party. Seller agrees to indemnify and hold harmless Buyer from and against any and all claims, losses, damages, costs or expenses of any kind or character arising out of or resulting from any agreement, arrangement or understanding alleged to have been made by Seller or on Seller's behalf with any broker or finder in connection with this Agreement or the transaction contemplated hereby. Broker agrees to indemnify and hold harmless Seller and Buyer from and against any and all claims, losses, damages, costs or expenses of any kind or character arising out of or resulting from any agreement, arrangement or understanding alleged to have been made by Broker or on Broker's behalf with any broker or finder in connection with this Agreement or the transaction contemplated hereby. Buyer hereby acknowledges that at the time of the execution of this Agreement, the Broker advised Buyer by this writing that Buyer should have an abstract covering the Real Property which is the subject of this Agreement examined by an attorney of Buyer's own selection, or that Buyer should be furnished with or obtain an Owner's Policy of Title Insurance. Broker is executing this Agreement to evidence their agreement to the matters contained in this Section 12.1 and is not otherwise a party to this Agreement.

        12.2 Condemnation and Casualty.

           (a) Condemnation. In the event that all or any "substantial portion" of the Property shall be taken in condemnation or by conveyance in lieu thereof or under the right of eminent domain after the Effective Date and before the Closing Date, Buyer may, at its option, terminate this Agreement by written notice thereof to the other party within ten (10) days after Seller notifies Buyer of the condemnation, in which event Buyer shall receive an immediate refund of the Earnest Money. In the event Buyer fails to timely deliver written notice of termination as described above, it shall be deemed to have elected to proceed to close the transaction contemplated herein pursuant to the terms hereof, in which event Seller shall deliver to Buyer at
                                      -15-
the Closing any proceeds actually received by Seller attributable to the Property from such condemnation or eminent domain proceeding or conveyance in lieu thereof or assign to Buyer Seller's rights to such proceeds and there shall be no reduction in the Purchase Price. If the taking does not involve a "substantial portion" of the Property, as herein defined, then Buyer shall be obligated to close the transaction contemplated herein according to the terms hereof, notwithstanding such taking, and Seller shall deliver to Buyer at Closing any and all awards or consideration attributable to such taking, and there shall be no reduction in the Purchase Price. Seller has not, as of the Effective Date, received any notice of any condemnation action against the Property.

        (b) Casualty. In the event that all or any "substantial portion" of the Property shall be damaged or destroyed by fire or other casualty after the Effective Date and before the Closing Date, Buyer may, at its option, terminate this Agreement by written notice thereof to Seller within ten (10) days after Seller notifies Buyer of the casualty and the availability and amount of insurance proceeds, in which event Buyer shall receive an immediate refund of the Earnest Money. In the event Buyer does not terminate this Agreement as described above, it shall be deemed to have elected to proceed to close the transaction contemplated herein pursuant to the terms hereof, in which event Seller shall deliver to Buyer at the Closing any insurance proceeds actually received by Seller attributable to the Property from such casualty, including, to the extent available, all rental interruption insurance attributable to the period after the Closing, or assign to Buyer all of Seller's right, title and interest in any claim (or in the proceeds thereof if such assignment of such claim is not permitted) under any applicable insurance policies in respect of such casualty (including, to the extent available, all rental interruption insurance attributable to the period after the Closing), together with an amount equal to the deductible(s), if any, applicable to such loss under the insurance policy(ies), and there shall be no reduction in the Purchase Price.
If the casualty loss does not involve a "substantial portion" of the Property, as defined herein, then Buyer shall be obligated to close the transaction contemplated herein according to the terms hereof, notwithstanding such casualty loss, and Seller shall, at Seller's election, either (i) repair the damages caused by such casualty loss prior to Closing, at Seller's expense or
(ii) subject to the provisions of the Deed of Trust, deliver to Buyer at the Closing any insurance proceeds actually received by Seller attributable to the Property from such casualty, or (iii) assign to Buyer all of Seller's right, title, and interest in any claim (or in the proceeds thereof if such assignment of such claim is not permitted). Notwithstanding anything contained herein to the contrary, in the event such repair or damages cannot be accomplished under any applicable insurance policies in respect of such casualty, together with an amount equal to the deductible(s), if any, applicable to such loss under the insurance policy(ies), Buyer shall have the right and option to (a) terminate this Agreement, in which event, the Earnest Money will be returned to Buyer or
(b) waive the right to terminate and take an assignment of whatever rights Seller may have, in which event, this transaction shall be consummated and there shall be no reduction in the Purchase Price.

        (c) Substantial Portion Defined. For the purposes of this Section 12.2, a taking of or casualty loss to a "substantial portion" of the Property shall be deemed to include any taking or casualty loss which is equal to or greater than
(a) 5% of the value of the Property as established by the Purchase Price, (b) 5% of the parking area or (c) 5% of the aggregate gross number of square feet contained in the buildings that are situated on the Real Property, or any taking of a portion of the Property which has a material adverse effect on Buyer's use of the remainder of the Property and shall not include any taking or casualty loss of less than such amount.

        (d) Risk of Loss. Subject to the foregoing provisions of this Section 12.2, risk of loss until Closing shall otherwise be borne by Seller.

        (e) Emergency Repairs. In the event the Property is damaged prior to Closing and such damage creates any emergency requiring immediate repair in order to prevent further damage to the Property, Seller shall be entitled to immediately commence such repairs, and the contractor and method of repair to be used shall be determined by Seller. Both parties agree to cooperate to accomplish such repair in a timely manner. Casualty proceeds, if any, paid as a result of damage requiring immediate repair shall be used in paying the cost of such repairs. Seller shall give Buyer notice of any emergency repairs.

       12.3 Notices. Any notice, approval, waiver, objection or other communication (for convenience, referred herein as a "notice") required or permitted to be given hereunder or given in regard to this Agreement by one party to the other shall be in writing and the same shall be given and be deemed to have been delivered, served and given (a) if delivered in person, via courier, or by facsimile when received by the person to whom notice is given, or
(b) if sent by overnight delivery service, (except where actual receipt is specified in this Agreement) two (2) days after deposited in a receptacle provided by such overnight service or pickup by such overnight service in time for delivery the following day, addressed to the party at the address specified in Article I, Sections 1.14 and 1.15, above. Any party may change its address for notices by notice theretofore given in accordance with this Section 12.3 and shall be deemed effective only when actually received by the other party.

       12.4 Entire Agreement. This Agreement and, the Exhibits attached hereto constitute the entire agreement between Seller and Buyer, and there are no other covenants, agreements, promises, terms, provisions, conditions, undertakings, understandings, or representations and/or warranties, either oral, written or implied, between them concerning the Property other than those herein set forth. No subsequent alteration, amendment, change, deletion or addition to this Agreement shall be binding upon Seller or Buyer unless in writing and signed by both Seller and Buyer.

       12.5 Headings. The headings, captions, numbering system, etc. are inserted only as a matter of convenience and may under no circumstances by considered in interpreting the provisions of this Agreement.

       12.6 Binding Effect. All of the provisions of this Agreement are hereby made binding upon the successors and, if permitted, assigns of both parties hereto.

       12.7 Time of Essence. Time is of the essence in each and every provision of this Agreement.
                                      -17-

        12.8 Unenforceable or Inapplicable Provisions. If any provision hereof is for any reason unenforceable or inapplicable, the other provisions hereof will remain in full force and effect in the same manner as if such unenforceable or inapplicable provision had never been contained herein, unless such unenforceable provision materially affects any material covenants set forth herein.

        12.9 Counterparts. This Agreement may be executed in any number of counterparts, each of which will for all purposes be deemed to be an original, and all of which are identical.

        12.10 Applicable Law. This Agreement shall be construed under and in accordance with the laws of the State of Texas without regard to principles of conflicts of laws.

        12.11 Attorney's Fees. In the event any legal action or other proceeding is brought for the enforcement of this Agreement (including an action for specific performance), or because of an alleged dispute, breach, default or misrepresentation in connection with any provision of this Agreement, the successful or prevailing party or parties shall be entitled to recover and the court is specifically empowered to award reasonable attorneys' fees, sales and use taxes, court costs and all expenses even if not taxable as court costs (including, without limitation, all such fees, taxes, costs and expenses incident to appellate, bankruptcy and post-judgment proceedings), incurred in that action or proceeding, in addition to any other relief to which such party or parties may be entitled. Attorneys' fees shall include, without limitation, paralegal fees, investigative fees, administrative costs, sales and use taxes and all other charges billed by the attorney to the prevailing party.

        12.12 Authority. Each person executing this Agreement, by his execution hereof, represents and warrants that he is fully authorized to do so, however, the parties will cooperate in providing appropriate proof to the other party of the authority of the signing person to bind the party.

        12.13 Further Assurances. In addition to the acts and deeds recited herein and contemplated to be performed at the Closing, Seller and Buyer agree to perform such other acts, and to execute and deliver such other instruments and documents as either Seller or Buyer, or their respective counsel, may reasonably require in order to effect the intents and purposes of this Agreement. Further, Seller and Buyer each agree to deliver to the Title Company such affidavits and other documents in a form reasonably acceptable to the Seller and Buyer and as may reasonably be necessary or required to enable the Title Company to issue the Title Policy as contemplated in this Agreement.

        12.14 Time Periods. Unless otherwise expressly provided herein, all periods for delivery or review and the like shall be determined on a "calendar" day basis. If any date for performance, approval, delivery or Closing falls on a Saturday, Sunday or legal holiday (state or federal) in the State of Texas, the time therefor shall be extended to the next business day.

        12.15 Interpretation. The parties acknowledge that each party and its counsel have reviewed and revised this Agreement and that the rule of construction to the
                                      -18-
effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Agreement or in any amendments or exhibits thereto.

        12.16 Provisions to Survive Closing. The provisions of Articles VII, X, XI, XIII and XIV hereof, shall survive the Closing and the delivery of the Deed to Buyer for a period of twelve (12) months from the date of the Deed.

        12.17 Title Company. The parties acknowledge and agree that in the event of any dispute concerning the Earnest Money, Title Company shall have the right to interplead with the District Court in and for the County all or any portion of the Earnest Money received by it pursuant to this Agreement.

        12.18 Assignment. Buyer may not assign this Agreement without Seller's written consent, except to an entity in which Buyer (or its affiliates) has a substantial ownership interest or to Apple Residential Income Trust.

             ARTICLE XIII--SELLER'S REPRESENTATIONS AND WARRANTIES
             -----------------------------------------------------

        Seller makes no representations and/or warranties with respect to the Property other than the following representations and warranties of Seller which shall also be true and correct as of the Closing Date with no material adverse changes from the date hereof (and the truth and accuracy of which shall constitute a condition to the Closing Date), and shall survive the Closing Date for a period of twelve (12) months after which said representation and warranties shall terminate, except with respect to a specific claim asserted by Buyer prior to expiration of the twelve (12) month period.

        13.1 Representations and Warranties Regarding Seller's Authority.

             13.1.1 Seller has the legal power, right and authority to enter into this Agreement and to consummate the transactions contemplated hereby.

             13.1.2 As of the date hereof, all requisite action (corporate, partnership or otherwise) has been taken by Seller in connection with the entering into this Agreement and the consummation of the transactions contemplated hereby.

             13.1.3 The individuals executing this Agreement on behalf of Seller have the legal power, right, and actual authority to bind Seller to the terms and conditions of this Agreement.

             13.1.4 This Agreement and all documents required hereby to be executed by Seller are and shall be valid, legally binding obligations of and enforceable against Seller in accordance with their terms.

             13.1.5 Neither the execution and delivery of this Agreement and the documents referenced herein, nor incurring of the obligations set forth herein, nor the consummation of the transactions herein contemplated, nor compliance with the terms of this Agreement and the documents referenced herein, will conflict with or result in a material breach of any of the terms, conditions or provisions of, or constitute a default under, any bond, note, or other evidence of indebtedness or any
                                      -19-
contract, indenture, mortgage, deed of trust, loan, agreement, lease or other agreements or instruments to which Seller is a party or by which any of the Seller's properties may be bound.

        13.2 Representations and Warranties Pertaining to Real Estate and Legal Matters.

             13.2.1 The information contained in the Rent Roll is or shall be complete, accurate, true and correct in all material respects upon delivery thereof to the Buyer.

             13.2.2 To the best of Seller's knowledge there are no pending or contemplated material actions, administrative inquiries or proceedings, suits, arbitrations, claims or proceedings, at law or in equity, commenced by any person or governmental entity against Seller (collectively, "Actions") affecting all or any portion of the Property or in which Seller is or will be a party by reason of Seller's ownership of the Property, including, but not limited to, judicial, municipal or administrative proceedings in eminent domain, alleged building code, health and safety or zoning violations.

             13.2.3 No attachments, execution proceedings, assignments for the benefit of creditors, insolvency, bankruptcy, reorganization or other proceedings are pending or threatened against Seller nor are any of such proceedings contemplated by Seller.

             13.2.4 No notices of violation of governmental regulations relating to the Property or Seller have been received by Seller and Seller has no knowledge of any threatened claims.

             13.2.5 Seller has not received any notice issued by any governmental authority regarding any pending improvement liens to be made by such governmental authority which would affect the Property.

             13.2.6 Seller has not received any notices from any insurance company or board of underwriters of any defects or inadequacies in the Property or any part thereof which would adversely affect the insurability of the Property or increase the premiums for the insurance on the Property.

             13.2.7 Seller has received no written notification that the present use of the Property as an apartment project does not fully comply with all relevant zoning laws and ordinances affecting the Property; and the present maintenance, operation and use of the Improvements violates any environmental, zoning, subdivision, building or similar law, ordinance, code, order or regulation presently in existence or any certificate of occupancy for the Improvements.

             13.2.8 Prior to the Closing Date no significant work has been performed or is in progress at, and no significant amount of materials have been furnished to, the Property which, though not presently the subject of, might give rise to, mechanics', materialmen's or other liens against the Property or any portion thereof.
                                      -20-

If any lien for such work is filed before or after Closing hereunder, Seller shall promptly discharge the same.

             13.2.9 There are no adverse or other parties in possession of the Property, or any part thereof, except Seller and tenants under the Tenant Leases and certain third party vendors under the Leases, nor has any party been granted any license, lease, or other right relating to the use or possession of the Property, or any part thereof, except for the Permitted Exceptions.

             13.2.10 To the best of Seller's knowledge, all written financial information, and other written information prepared by Seller and furnished by Seller to Buyer relative to the Property will be true and correct in all material respects and can be relied upon by Buyer, it being understood that the financial statements have not been audited or prepared in accordance with generally accepted accounting principles and, therefore, may need adjustments or corrections which an audit would discovery.

       13.3  Representations and Warranties Pertaining to Instruments.

             13.3.1 Except for the Tenant Leases and Leases, there are no oral or written leases, subleases, occupancies, or tenancies in effect pertaining to the Property.

             13.3.2 Neither Seller's interest in the Leases, nor any of the rentals due or to become due under the Leases, will be assigned, encumbered or subject to any liens at the Closing Date.

             13.3.3 No leasing or brokerage fees or commissions of any nature whatsoever shall be or become due or owing to any person, firm, corporation, or entity whomsoever after the Closing Date with respect to the Leases.

             ARTICLE XIV -- BUYER'S WARRANTIES AND REPRESENTATIONS
             -----------------------------------------------------

              Buyer hereby represents and warrants to Seller that:

             14.1 Buyer and any entity to which Buyer may assign this Agreement has, and as of the Closing Date shall have, full power and lawful authority to enter into and carry out the terms and conditions of this Agreement and to execute and deliver all documents which are contemplated by this Agreement.

             14.2 All actions necessary to confer such power and authority upon the persons executing this Agreement and all documents which are contemplated by this Agreement to be executed on behalf of Buyer or its assignee have been taken.

             14.3 Buyer will make its own independent inspection of the Property, as well as its own independent environmental inspection of the Property and will inspect the representations and warranties of the Seller made herein prior to the Closing.
                                      -21-

             DATED as of the Effective Date specified in Article I.

                                        SELLER:

                                        AV POLO RUN ASSOCIATES, LTD.

                                        By: AV Properties,
                                            its General Partner


12/26/96                                By: /s/ Bernard Englard
----------------------                      -------------------------
Date Signed by Seller                       Bernard Englard, G.P.


                                        BUYER:

                                        CORNERSTONE REALTY GROUP, INC.
                                        and/or its assigns


12/23/96                                By: /s/ S. J. OLANDER
--------------------                        ---------------------------
Date Signed by Buyer                    Name: S. J. OLANDER
                                            ---------------------------
                                        Title: Senior Vice President
                                            ---------------------------

                            JOINDER OF TITLE COMPANY
                            ------------------------

        Title Company executes this Agreement for the sole purpose of acknowledging receipt of the Earnest Money, subject to clearance, and to agree to serve as escrow agent with respect to the Earnest Money and Closing in accordance with this Agreement.

                                         STEWART TITLE COMPANY


____________________________             By:__________________________
Date Signed by Title Company             Name:________________________
                                         Title:______________________

                                  EXHIBIT "A"

BEING all of Lot 30, J. M. HENDERSON ADDITION to the City of Arlington, Tarrant County, Texas as recorded in Volume 388-159, Page 37, Tarrant County Plat Records and being more particularly described by metes and bounds as follows:

BEGINNING at a nail at the southwest corner of said Lot 30 and the southeast corner of Lot 28, said J. M. HENDERSON ADDITION, said point being in the north line of Road to Six Flags West (a 70-foot R.O.W.);

THENCE North 00 degrees 05 minutes 09 seconds East, along the common line of said Lots 28 and 30, a distance of 638.37 feet to a 1/2 inch iron in the south R.0.W. line of Interstate Highway No. 30, said point being the northeast corner of said Lot 28 and the northwest corner of said Lot 30;

THENCE North 89 degrees 57 minutes 00 seconds East along the south line of Interstate Highway No. 30, a distance of 623.00 feet to a 5/8 inch iron at the northeast corner of said Lot 30 and the northwest corner of Lot 7-A1, J.M. HENDERSON ADDITION as recorded in Volume 388-149, Page 86, Tarrant County Plat Records;

THENCE South 00 degrees 05 minutes 09 seconds West, along the common line of said Lots 30 and 7-A1, a distance of 641.79 feet to a 1/2 inch iron at the southeast corner of said Lot 30, said point being in the north line of said Road to Six Flags West;

THENCE North 89 degrees 44 minutes 09 seconds West, along the north line of said Road to Six Flags West, a distance of 623.00 feet to the POINT OF BEGINNING and CONTAINING 9.155 acres (398,769 square feet) of land.

                                  EXHIBIT "B"


                CLOSING MEMORANDUM AND INDEMNIFICATION AGREEMENT
                ------------------------------------------------

THE STATE OF TEXAS       (section)
                         (section)     KNOW ALL MEN BY THESE PRESENTS:
COUNTY OF DALLAS         (section)

        THIS CLOSING MEMORANDUM AND INDEMNIFICATION AGREEMENT (the "Agreement") is entered into effective as of ____________, 1996 (the "Closing Date") by and between _______________, a __________ ("Seller") and _________________, a
___________________("Purchaser").

        In connection with and in consideration of the closing ("Closing") of the transaction contemplated under that certain Earnest Money Contract (the "Contract") dated ______________, 1996, by and between Seller and Purchaser, covering that certain property more particularly described in the Contract (the "Property"), Seller and Purchaser hereby agree as follows:

        1. Proration Date. All prorations have been made as of the Closing Date.

        2. Operating Expenses. Except as otherwise provided in the Contract or herein, any and all costs and expenses relating to the operation, management, leasing or ownership of the Property for the period prior to the Closing Date, including, but not limited to, accounts and payments under service contracts, utility charges and other costs required to be paid by the landlord under, and/or with respect to, any leases for all or any portion of the Property and commission agreements relating thereto are the responsibility of Seller and will be paid by Seller promptly upon receipt of billing therefor, and Seller hereby agrees to reimburse Purchaser for any loss, cost or expense relating to same. Any and all costs and expenses relating to the operation, management, leasing or ownership of the Property for the period from and after the Closing Date, including, but not limited to, accounts and payments under service contracts, utility charges and other costs required to be paid by the landlord under, and/or with respect to, any leases for all or any portion of the Property are the responsibility of Purchaser and will be paid by Purchaser promptly upon receipt of billing therefor, and Purchaser agrees to reimburse Seller for, any loss, cost or expense relating to same. To the extent not reflected in the closing statements (the "Closing Statements") evidencing the transaction contemplated under the contract, Purchaser and Seller agree to adjust between themselves outside of Closing any amounts which are the responsibility of the other pursuant to this paragraph.

        3. Earnest Money. Seller and Purchaser acknowledge the application of the Earnest Money Deposit (as defined in the Contract) previously deposited with the Title Company (as defined in the Contract) against the purchase price of the Property as reflected in the Closing
Statements.

        4. Real Estate Taxes. All ad valorem and similar taxes and assessments (the "taxes") relating to the Property for the current year were prorated between Seller and Purchaser as reflected in the Closing Statements based upon the best available estimates of the amount of taxes that will be due and payable on the Property during the current year. At such time as the actual amount of taxes against the Property for the current year is known, Seller and Purchaser shall, if required, readjust the amount of taxes to be paid by each party pursuant to this paragraph so that Seller shall pay for those taxes attributable to the period of time occurring prior to the Closing Date, and Purchaser shall pay for those taxes attributable to the period of time occurring from and after the Closing Date.

        5. Rents. All rents have been prorated as of the Closing Date to the extent same have actually been collected by Seller. Seller shall pay to Purchaser, Purchaser's a pro rata share of any delinquent or unpaid rents attributable to the Property which are paid to Seller after Closing and which relate to the period after the Closing Date, and Purchaser shall pay to Seller, Seller's pro rata share of said delinquent or unpaid rents attributable to the Property relating to the period up to the Closing Date, which are paid by tenants after Closing when received by Purchaser, once Purchaser has received and been credited with all rents owed or owing to Purchaser. Seller and Purchaser agree that all rent attributable to the Property received after Closing shall be applied first to current rentals and then to delinquent rentals (in inverse order of maturity).


        6. Brokerage Commissions. Except as set forth in Section            of
the Contract, Seller and Purchaser each hereby agree to reimburse the other for any and all loss, cost or expense (including, without limitation, reasonable attorneys' fees and costs) resulting from any claim for any fee, commission or similar payment by any broker, agent, finder or realtor as a result of any action of Seller or Purchaser, respectively, related to the origination, negotiation, or consummation of the transactions contemplated by the contract.

        7. Errors or Omissions. Seller and Purchaser agree to adjust between themselves after Closing any errors or omissions in the prorations or adjustments set forth in the Closing Statements.

        8. Survival. This Agreement and the agreements and the provisions contained herein shall survive Closing and the execution and delivery of any documents in connection therewith subject, however, to the limitations set forth in Article VII of the Contract, all of which are hereby incorporated into this Agreement by this reference as if restated in their entirety. This instrument may be executed in multiple counterparts, each of which shall be deemed an original but together shall constitute one and the same instrument.

        IN WITNESS WHEREOF, this Agreement has been executed by Seller and Purchaser as of (but not necessarily on) the day and year first above written.

                                  SELLER:
                                  ------



                                  By:



                                        By:_________________________
                                        Name:_______________________
                                        Title:______________________

                                  PURCHASER:
                                  ---------

                                  _______________________________

                                        By:________________________
                                        Name:______________________
                                        Title:_____________________